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                                  23(d)(1)(ee)

Amendment to Investment Advisory Agreement - TA IDEX Legg Mason Partners All Cap

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                         TRANSAMERICA IDEX MUTUAL FUNDS

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of January 1, 2007 to the Investment Advisory Agreement dated as of March 1, 1999, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Legg Mason Partners All Cap. In consideration of the mutual covenants contained herein, the parties agree as follows:

     COMPENSATION. Any reference to compensation of TA IDEX LEGG MASON PARTNERS ALL CAP is now revised to reflect the following Advisory Fees:

          0.80% of the first $500 million of average daily net assets; and 0.675% in excess of $500 million.

     Any references to TA IDEX T. ROWE PRICE SMALL CAP, TA IDEX T. ROWE PRICE TAX-EFFICIENT GROWTH AND TA IDEX MARSICO GROWTH remain the same.

In all other respects, the Investment Advisory Agreement dated as of March 1, 1999, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2007.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President, General
                                               Counsel and Secretary